Exhibit T3A.48

State of Delaware Secretary of State Division of Corporations Delivered 01:50 PM 03/29/2017 FILED 01:50 PM 03/29/2017 SR 20172106868 - File Number 6363957

STATE OF DELAWARE

CERTIFICATE OF FORMATION

OF

STUFF MEDIA LLC

This Certificate of Formation of Stuff Media LLC (the “LLC”), dated as of March 29, 2017, is being duly executed and filed by Michael Blend, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et seq.).

FIRST: The name of the limited liability company formed hereby is Stuff Media LLC.

SECOND: The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801.

THIRD: The name and address of the registered agent for service of process of the LLC in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certification of Formation as of the date first above written.

/s/ Michael Blend
Name: Michael Blend Title: Authorized Person